News Release
For Immediate Release
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Contact:
Jack Collins, EVP Finance/Corp. Development
Phone: (405) 702-7460
Websites: www.qrcp.net & www.qelp.net

Quest Announces Amendments to Credit Agreements, Debt Reduction, Filing of

Amended PostRock S-4, and Management Additions

OKLAHOMA CITY – December 21, 2009 – Quest Resource Corporation (NASDAQ: QRCP) (“QRCP”), Quest Energy Partners, L.P. (NASDAQ: QELP) (“QELP”), and Quest Midstream Partners L.P. (“QMLP”) today announced they have entered into amendments to their respective credit agreements in a manner that allows for the closing of the proposed recombination of the Quest entities. As previously announced, the recombination would be effected under the terms of a definitive merger agreement (the “Merger Agreement”) pursuant to which the entities would form a new, publicly-traded corporation that, through a series of mergers and entity conversions (collectively, the "Merger"), would wholly own all three entities. The new publicly traded entity will be named PostRock Energy Corporation (“PostRock”) and trade under the NASDAQ ticker symbol “PSTR”.

Among other terms of the amendments, the lenders agreed to waive the change of control default provisions that would have been triggered with the Merger. In addition, the maturity of all QELP and QMLP credit agreements was changed to March 31, 2011 (or July 11, 2010 if the Merger does not occur by July 10, 2010). The maturity date of QRCP’s $8 million revolving credit facility was unchanged at July 11, 2010 and the maturity of QRCP’s term loan was unchanged at January 11, 2012. None of the amendments resulted in an increase in cash interest expense and all the amendment fees were deferred to the earlier of refinancing or maturity of the respective agreements. The full amendments to each of the loan agreements were included as exhibits to PostRock's amended registration statement on Form S-4 that was filed with the Securities and Exchange Commission (“SEC”) on December 17, 2009. Berenson & Company acted as the financial advisor to each Quest entity in restructuring their debt obligations.

David C. Lawler, President and Chief Executive Officer of QRCP, QELP, and QMLP, said, "We are pleased to announce continued progress on the recombination of the Quest entities with the amendment of each entity’s credit facility along with the filing of PostRock’s amended registration statement on Form S-4. We thank each of our lenders for their support of the recombination and look forward to obtaining QRCP shareholder and QELP unitholder support for our proposed recombination. We believe the recombination will make our organization more competitive by allowing us to further reduce costs, increase operational efficiency, and simplify our organizational structure.”

In conjunction with the amendments, QELP repaid $15 million of the $160 million outstanding on its senior revolving credit facility to reduce the amount outstanding to $145 million, and QMLP repaid $3 million of the $121.7 million outstanding on its revolving loan agreement to reduce the amount outstanding to $118.7 mm. The amendments converted the QELP senior revolving credit facility and the QMLP revolving loan agreement into term loans that do not allow for additional future borrowings. The QELP amendment and principal repayment eliminated the borrowing base deficiency that resulted from QELP’s semi-annual borrowing base redetermination in November. QELP’s next regularly scheduled borrowing base redetermination will occur on May 1, 2010. QELP has $29.8 million outstanding on its second lien senior term loan that now matures on March 31, 2011 (or July 11, 2010 if the Merger does not occur by July 10, 2010). Following the repayments, QELP’s cash balance was approximately $6.7 million and QMLP’s cash balance was approximately $5.8 million.

QRCP’s current cash balance is approximately $1.25 million and its total debt balance is $34.6 million. QRCP also has $3.7 million of availability under its $8 million revolving credit facility to fund its Marcellus Shale development projects in Appalachia and pay overhead, working capital, and other corporate costs.

Merger Update

PostRock’s initial registration statement on Form S-4 was filed with the SEC on October 6, 2009 and an amended registration statement on Form S-4 was filed with the SEC on December 17, 2009. As more fully described in the registration statement, PostRock’s strategy will be to create shareholder value by investing capital to increase proved reserves, production, and cash flow and increasing pipeline system revenue through expanded opportunities. PostRock will remain focused on reducing operating and overhead costs and is hopeful of achieving first year overhead cost savings, primarily as the result of the simplified structure.

With lender approval obtained, the recombination remains subject to, among other things, the approval by the stockholders of QRCP and the unitholders of QELP and QMLP. QRCP has, subject to certain conditions, agreed to vote the common (representing 26% of total common units outstanding) and subordinated units (representing 100% of total subordinated units outstanding) of QELP and QMLP it owns in favor of the Merger. In addition, the holders of a majority of the common units of QMLP have, subject to certain conditions, agreed to vote their common units in favor of the Merger. QRCP and QELP plan to mail to its stockholders and unitholders a joint proxy statement/prospectus regarding the Merger after the SEC declares the PostRock registration statement effective and anticipate holding the QRCP shareholder and QELP unitholder meetings to approve the Merger in the first quarter of 2010.

Under the terms of the Merger Agreement, each share of QRCP would be exchanged for 0.0575 shares of PostRock common stock, each common unit of QELP (other than those owned by QRCP) would be exchanged for 0.2859 shares of PostRock common stock, and each common unit of QMLP would be exchanged for 0.4033 shares of PostRock common stock. Upon completion of the Merger, the equity of PostRock would be owned approximately 44% by current QMLP equity holders, approximately 33% by current QELP equity holders, and approximately 23% by current QRCP equity holders. The transaction is expected to be tax free to QRCP's shareholders and taxable to the unitholders of QELP and QMLP.

At closing, the board of directors of PostRock will be comprised of nine directors, - three existing independent directors of the board of directors of the general partner of QELP, three independent directors nominated by the board of directors of the general partner of QMLP, two existing independent directors of the board of directors of QRCP, and David C. Lawler, President and Chief Executive Officer of the Quest entities. Gary M. Pittman, current Chairman of the board of directors of QELP, is expected to serve as Chairman.

Management Additions

The Quest entities also announced the following executive appointments: Tom A. Saunders as Executive Vice President – New Business Development and Marketing for Quest Midstream; David K. Pinson as Vice President – Land; Lance J. Galvin as Vice President – Quest Eastern Resource; and Cathy L. Pocock as Vice President – Commercial Development and Marketing for Quest Midstream;

Tom Saunders brings to Quest over 30 years of midstream experience. At Quest Midstream, Mr. Saunders leads all aspects of commercial, operations, regulatory, and legal affairs for the KPC interstate pipeline and oversees the marketing activity of all Quest oil and natural gas production. Mr. Saunders is focused on growing Quest Midstream’s revenue by increasing service offerings to support and build the customer base. Prior to joining Quest, Mr. Saunders served as Vice President - Commercial Development for privately-held Windsor Energy where he was responsible for building their midstream business and marketing all of their oil and natural gas production from 2008 to 2009. Mr. Saunders previously served as Director of Commercial Development with Enogex Inc., developing new markets for the company in the Rocky Mountain region and as Director of Organization Development optimizing various business processes to improve profitability and capacity from 2003 to 2008. Prior to that, Mr. Saunders served The Williams Companies in various management capacities that were responsible for managing gas supply, marketing of natural gas, and special projects from 1991 to 2003.

Dave Pinson brings to Quest 30 years of experience in oil and gas exploration and development. At Quest, Mr. Pinson manages Quest’s extensive land positions in the Cherokee Basin and Appalachia. Prior to joining Quest, Mr. Pinson served as managing member of Pinson Brothers Drilling from 2004 to 2009 and Tilford Pinson Exploration from 1993 to 2004 where he managed the business strategies and development and financial operations of the companies. Prior to those roles, Mr. Pinson served as VP Land - Land Department Manager for Grace Petroleum from 1982 to 1993, supervising a staff of 25, up to 300 field landmen and four departments: Division Order, Lease Records, Investor Relations, and Regulatory Agency.

Lance Galvin brings to Quest over 25 years of reservoir engineering experience. In his role, Mr. Galvin will lead the operation and development of Quest’s oil and gas producing assets in Appalachia. Mr. Galvin comes to Quest from privately-held Windsor Energy, where he served as Chief Operating Officer and managed all aspects of the company’s oil and gas asset portfolio including engineering and operations for properties in Oklahoma, Texas, Colorado, Wyoming and North Dakota from 2008 to 2009. Prior to this role, Mr. Galvin served as a consulting engineer for Pinnacle Energy Services, LLC where he was responsible for preparing reserve reports, reservoir engineering evaluations, and field studies for numerous public and private clients from 2002 to 2008. Prior to Pinnacle, Mr. Galvin was with Marathon Oil Company, where he served in engineering and management roles in areas as diverse as Alaska to Syria from 1981 to 2001.

Cathy Pocock brings to Quest approximately 20 years of midstream experience. In her role, Ms. Pocock will focus primarily on the strategic expansion of Quest Midstream's revenue base and marketing Quest’s oil and natural gas production. Prior to joining Quest, Ms. Pocock served as Director, Commercial Development for privately-held Windsor Energy where she was responsible for marketing their oil and natural gas production from 2008 to 2009. Prior to Windsor, Ms. Pocock served in the capacity of Financial Director Producer Services for Enogex, Inc.; establishing and maintaining customer relationships to grow and construct pipeline to established markets from 2005 to 2008 and prior to that served as Senior Gas Sales Representative for Devon Energy Production Co. from 2003 to 2005.

David Lawler, said, "We are very pleased to welcome each of the new executives to the Quest organization. Each individual brings significant depth of experience and leadership to our organization and will be integral in executing our growth strategy for PostRock.”

About PostRock Energy Corporation, Quest Resource Corporation, Quest Energy Partners, and Quest Midstream Partners

PostRock Energy Corporation will hold the assets currently owned by QRCP, QELP, and QMLP and will operate with a more streamlined corporate structure.

Quest Resource Corporation is a fully integrated E&P company that owns: producing properties and acreage in the Appalachian Basin of the northeastern United States; 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P., including subordinated units; and 85% of the general partner and 36.4% of the limited partner interests in the form of subordinated units in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net. Quest Resource routinely posts important information in the “Investors” section of its website.

Quest Energy Partners, L.P. was formed by QRCP to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. QELP owns more than 2,400 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. QELP also owns natural gas and oil producing wells in the Appalachian Basin of the northeastern United States and in Seminole County, Oklahoma. For more information, visit the Quest Energy Partners website at www.qelp.net. QELP routinely posts important information in the “Investors” section of its website.

Quest Midstream Partners, L.P. was formed by QRCP to acquire and develop transmission and gathering assets in the midstream natural gas and oil industry. QMLP owns more than 2,000 miles of natural gas gathering pipelines and over 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit the Quest Midstream Partners website at www.qmlp.net.

Additional information

In connection with the proposed Merger, PostRock filed an amended registration statement on Form S-4 with the SEC on December 17, 2009. The registration statement covers the shares of PostRock common stock to be issued to QRCP stockholders, QELP common unitholders (other than QRCP) and QMLP common unitholders at the completion of the recombination and includes a preliminary joint proxy statement/prospectus. INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES TO THE MERGER AGREEMENT AND THE TRANSACTONS CONTEMPLATED BY THE MERGER AGREEMENT. A definitive joint proxy statement/prospectus will be sent to QRCP stockholders and QELP common unitholders seeking their approval of the Merger Agreement and the related mergers. Investors may obtain a free copy of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents containing information about the parties to the Merger Agreement, without charge, at the SEC’s web site at www.sec.gov, QRCP’s web site at www.qrcp.net, and QELP’s web site at www.qelp.net. Copies of the registration statement and the definitive joint proxy statement/prospectus may also be obtained for free by directing a request to Quest Resource Corporation, Quest Energy Partners, L.P. or Quest Midstream Partners, L.P. at 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102; Attn: Jack Collins, Telephone: (405) 600-7704.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

QRCP and QELP and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders and unitholders in respect of the Merger. Information about these persons can be found in QRCP’s and QELP’s respective annual reports on Form 10-K/A for the year ended December 31, 2008 as filed with the SEC on July 29, 2009. Additional information about the interests of such persons in the solicitation of proxies in respect of the Merger will be included in the definitive joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transactions contemplated by the Merger Agreement.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement, including anticipated benefits and other aspects of the proposed Merger and PostRock’s strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although QRCP and QELP believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to be correct. In particular, the forward-looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the conditions to the Merger discussed in this press release, the possibility that the anticipated benefits from the proposed Merger cannot by fully realized, the continuing global economic recession, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions and other risks disclosed in the registration statement in Form S-4 related to the proposed

Merger. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by QRCP and QELP. These risks and other risks are detailed in QRCP's and QELP's filings with the Securities and Exchange Commission, including risk factors listed in QRCP's and QELP’s latest annual reports on Form 10-K/A and other filings with the SEC, and in PostRock’s registration statement in Form S-4. You can find QRCP's and QELP's filings with the SEC at www.qrcp.net and www.qelp.net or at www.sec.gov. PostRock’s registration statement in Form S-4 may be obtained at www.sec.gov. By making these forward-looking statements, QRCP, QELP and PostRock undertake no obligation to update these statements for revisions or changes after the date of this release.